UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

August 14, 2017

Date of Report (date of earliest event reported)

Sigma Designs, Inc.

(Exact name of Registrant as specified in its charter)

California	001-32207	94-2848099
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

47467 Fremont Blvd.

Fremont, California 94538

(Address of principal executive offices)

(510) 897-0200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 8.01.         Other Events.

On August 14, 2017 (the “Effective Date”), Sigma Designs, Inc. (the “Company”) and Sigma Designs Technology Singapore Pte., Ltd., a Singapore corporation and wholly owned subsidiary of the Company (collectively, “Sigma Designs”) entered into a Semiconductor Technology License Agreement (the “License Agreement”) with Telechips Inc., a Korean Corporation. Pursuant to the terms of the License Agreement, Sigma Designs will license certain set top box semiconductor cores and software to Telechips in exchange for a license fee (the “License Fee”). Martin Manniche, a member of the Company’s board of directors, also serves on the board of directors of Telechips.

Sigma Designs and Telechips were parties to that certain Joint Cooperation Agreement, Service Agreement and Indemnity Agreements dated and effective September 1, 2016, as amended (including by Amendment Two to the Joint Cooperation Agreement) (the “Joint Cooperation Agreement”) to jointly develop and commercialize a set-top box microprocessor system-on-chip (SoC) solution. Under the Joint Cooperation Agreement, research and development costs were shared equally by Sigma Designs and Telechips.

Sigma Designs and Telechips mutually agreed to transition their joint development relationship to the license arrangement and to terminate the Joint Cooperation Agreement. This transition is partially a result of the Company’s review of its operating cost structure and its intent to focus on its core and emerging strategic businesses. The Company does not anticipate incurring additional operating expense as a result of the Joint Cooperation Agreement or otherwise in connection with the License Agreement.

The License Fee is to be paid to Sigma Designs in tranches, with an initial payment to be made within 30 days of the Effective Date, which includes reimbursement of certain previously paid amounts by Sigma Designs under the Joint Cooperation Agreement, and later payments based upon satisfaction of certain milestones.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 18, 2017		SIGMA DESIGNS, INC.

	By:	/s/ Thinh Q. Tran
Thinh Q. Tran President and Chief Executive Officer (Principal Executive Officer)